UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

July 29, 2003

(Date of earliest event reported)

INTEGRATED CIRCUIT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-19299	23-2000174
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2435 Boulevard of the Generals Norristown, Pennsylvania	19403
(Address of principal executive offices)	(Zip Code)

(610) 630-5300

(Registrant’s telephone number including area code)

Not Applicable

(Former name former address and former fiscal year,

if changed since last report)

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

99.1	Press Release issued by Integrated Circuit Systems, Inc. dated as of July 29, 2003

99.2	Supplemental Financial Information disclosed on July 29, 2003

Item 12.    DISCLOSURE OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On July 29, 2003, Integrated Circuit Systems, Inc. issued a press release and held a broadly accessible conference call to discuss its financial results for the fiscal year end and fourth quarter ended June 28, 2003. A copy of the press release is attached hereto as Exhibit 99.1. Exhibit 99.2 attached hereto sets forth financial information discussed on the conference call that was not included in the press release. The disclosure in this Current Report, including the exhibits hereto, of any financial information shall not constitute an admission that such information is material.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in the Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Use of Non-GAAP Financial Information

We have provided certain non-GAAP financial measures as additional information relating to our operating results for the fiscal year ended June 28, 2003. Our management believes that the presentation of these measures provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations. The non-GAAP financial information presented has been adjusted to exclude certain non-recurring special charges relating to our acquisition made in that period. These measures are not in accordance with, or an alternative to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies.

Pursuant to the requirements of Regulation G, we have provided in the press release filed as Exhibit 99.1 hereto a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 30, 2003	INTEGRATED CIRCUIT SYSTEMS, INC.

	By:	/S/ Justine F. Lien
Justine F. Lien Vice President and CFO

INTEGRATED CIRCUIT SYSTEMS, INC.

INDEX TO EXHIBITS FILED WITH THE CURRENT REPORT ON FORM 8-K

Exhibit	Description

99.1	Press Release issued by Integrated Circuit Systems, Inc. dated July 29, 2003.

99.2	Supplemental Financial Information